Exhibit 10.24

CONFIDENTIAL

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 406 of the securities act of 1933, as amended.

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED PURCHASE, USE AND MAINTENANCE AGREEMENT

This AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED PURCHASE, USE AND MAINTENANCE AGREEMENT (this “Amendment”), is entered into effective as of September 11, 2017 (“Effective Date”) by and between BLOOM ENERGY CORPORATION, a Delaware corporation (“Seller”), and 2016 ESA PROJECT COMPANY, LLC, a Delaware limited liability company (“Buyer,” and together with Seller, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings given to them in the PUMA (as defined below). All Section, annex and exhibit references, unless otherwise indicated, shall be references to Sections, annexes and exhibits of the PUMA and the rules of interpretation set forth in the PUMA apply as if set forth herein.

RECITALS

WHEREAS, reference is hereby made to that certain Purchase, Use and Maintenance Agreement, dated as of October 24, 2016, by and between Buyer and Seller, as amended by (a) that certain Amendment No. 1 dated as of February 15, 2017, and (b) that certain Amendment No. 2 dated as of April 28, 2017 (the “Original PUMA”);

WHEREAS, reference is hereby made to that certain First Amended and Restated Purchase, Use and Maintenance Agreement, dated as of June 26, 2017, which amended and restated in its entirety the Original PUMA (the “A&R PUMA”); and

WHEREAS, Buyer and Seller wish to amend the A&R PUMA to update the list of PPAs subject to the A&R PUMA and to make certain other changes to the A&R PUMA, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

Section 1. Amendments to the A&R PUMA.

(a)    Annex D to the A&R PUMA is hereby amended and restated in its entirety to read as set forth on Attachment 1 attached hereto.

Section 2. No Other Changes or Waivers. Except as expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the A&R PUMA remain unaltered and in full force and effect. Except as specifically provided herein, the execution, delivery and performance of this Amendment shall not be deemed as a waiver of any other matters or any future matters. The A&R PUMA and this Amendment shall be read and construed as one instrument.

CONFIDENTIAL

Section 3.    Headings. The Section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Amendment.

Section 4.    Governing Law; Jurisdiction; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Section 5.    Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 6.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile (or portable document format) will be considered original signatures, and each Party shall thereafter promptly deliver original signatures to the other Party.

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CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the Effective Date.

BLOOM ENERGY CORPORATION

By:	/s/ Randy Furr
Name:	Randy Furr
Title:	Chief Executive Officer

2016 ESA PROJECT COMPANY, LLC

By:	/s/ Eric Dupont
Name:	Eric Dupont
Title:	Vice President, CFO, Treasurer & Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO A&R PUMA

CONFIDENTIAL

ATTACHMENT 1

List of PPAs

Updated as of: September     , 2017

1.	That certain Energy Server Use and License Agreement, dated as of September 17, 2015, by and between Home Depot U.S.A., Inc. and Buyer (the “Home Depot PPA”).

2.	That certain Master Fuel Cell Energy Services Agreement, Contract Number 17012, dated as of June 30, 2016, by and among, Kaiser Foundation Hospitals, Kaiser Foundation Health Plan, Inc., and Buyer.

3.	That certain Master Fuel Cell Energy, Services Agreement, Contract Number 17013, dated as of June 30, 2016, by and among Kaiser Foundation Hospitals, Kaiser Foundation Health Plan, Inc., and Buyer.

4.	That certain Energy Server Use Agreement, dated as of September 27, 2016, by and between FedEx Ground Package System, Inc. and Buyer (the “FedEx PPA”).

5.	That certain Energy Server Use and License Agreement, dated as of September 30, 2016, by and between [***] and Buyer.

6.	That certain Energy Server Use and License Agreement, dated as of February 15, 2017, by and between Home Depot U.S.A., Inc. and Buyer.

7.	That certain Energy Server Use and License Agreement, dated as of March 14, 2017, by and between San Diego Community College District and Buyer.

8.	That certain Energy System Use Agreement, dated as of March 24, 2017, by and between AT&T Corp. and Buyer (the “AT&T PPA”).

9.	That certain Energy Server Use and License Agreement, dated as of May 31, 2017, by and between Equinix, Inc. and Buyer (the “Equinix PPA”).

10.	That certain Energy Server Use and License Agreement, dated as of August 30, 2017, by and between Intel Corporation and 2017 ESA Project Company, LLC, as assigned to Buyer pursuant to that certain Assignment and Assumption Agreement, dated as of September 11, 2017, by and between 2017 ESA Project Company, LLC and Buyer.

[***] Confidential Treatment Requested

ATTACHMENT 1